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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 September 8, 2004

ENBRIDGE ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-10934 (Commission file Number)	39-1715850 (I.R.S. Employer Identification No.)

1100 Louisiana
Suite 3300
Houston, Texas 77002
(Address of principal executive offices and zip code)

(713) 821-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communication pursuant to Rule 425 under the Securities Act

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐
Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act

☐
Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

This Current Report on Form 8-K is filed on behalf of Enbridge Energy Partners, L.P. (the "Partnership") to provide supplemental financial disclosure relating to the three fiscal years ended December 31, 2003 and the three-month periods ended March 31, 2004 and 2003.

The Partnership changed its reporting segments effective for the quarter ended June 30, 2004. The segment change is in accordance with the provisions of Statement of Financial Accounting Standard No. 131, Disclosures about Segments of an Enterprise and Related Information, and reflects the manner in which the Partnership is currently managing its businesses. This Current Report on Form 8-K updates the following information in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2003, and the Partnership's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2004, to reflect the segment change:

Form 10-K:

  Items 1. & 2.—Business & Properties
  Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations
  Item 7A. Quantitative and Qualitative Disclosures About Market Risk
  Item 8. Financial Statements and Supplementary Data

Form 10-Q:

  Item 1. Financial Statements
  Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations
  Item 3. Quantitative and Qualitative Disclosures About Market Risk

Effective for the quarter ended June 30, 2004, the Partnership's segments are as follows:

LIQUIDS

Liquids consists of crude oil and liquid petroleum transmission and storage assets.

NATURAL GAS

Natural Gas consists of natural gas gathering pipelines, treating plants, processing plants and transmission pipeline systems. This segment also includes the transportation of natural gas liquids, crude oil and carbon dioxide by rail and road.

MARKETING

Marketing provides natural gas supply, transmission and sales services for customers.

Item 9.01 Financial Statement and Exhibits.

(c)
Exhibits

23.1
Consent of PricewaterhouseCoopers LLP

99.1
Updated information relating to the three fiscal years ended December 31, 2003.

99.2
Updated information relating to the three month periods ended March 31, 2004 and 2003.

SIGNATURE

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P. (Registrant)
	By:	Enbridge Energy Management, L.L.C., as delegate of the General Partner
Date: September 8, 2004	By:	/s/ JODY L. BALKO Jody L. Balko (Controller) (Duly Authorized Officer)

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  Item 8.01 Other Events
  Item 9.01 Financial Statement and Exhibits.
SIGNATURE